Van Kampen Florida Quality Municipal Trust
                Item 77(o) 10f-3 Transactions
              October 1, 2001 - March 31, 2002


Security     Date    Shares   Total         Purchase  Broker
             of      Purchas  Issued        d
             Purcha  ed                     By Fund
             se
Kissimmee    10/05/  3,000,0   44,500,000     6.74%   JP
Util. Auth.  01         00                            Morgan
Hillsboroug  01/15/  2,000,0  235,585,000    0.8490%  Paine
h County FL  02         00                            Webber
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